Exhibit 10.10

AGREEMENT

This Agreement (the “Agreement”) is made and entered into effective as of the 1st day of November 2007, by and between Ryan Overton and Bajio Corporation LLC (collectively, “Overton”) and Wasatch Food Services Idaho, Inc., an Idaho corporation ("Wasatch Idaho").

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Premises. Overton previously entered into a lease with Rimrock Holdings, LLC dated as of April __, 2006, pertaining to premises (the “Premises”) located at 1492 Entertainment Avenue, Boise, Idaho, which lease was amended by that First Amendment to Shop Lease dated as of March __, 2007 (collectively, the “Lease”). Rimrock Holdings, LLC assigned its interest in the Lease to Spectrum Pointe, LLC 1 and Spectrum Pointe, LLC 2, and such persons became the landlord under the Lease.

2. Sublease. Overton hereby subleases the Premises to Wasatch Idaho on the same terms and conditions as set forth in the Lease. Overton agrees that Wasatch Idaho shall be entitled to possession of the Premises and to enjoy all the rights and benefits which are to be enjoyed by the tenant under the Lease. Wasatch Idaho agrees to perform all obligations to be performed by the tenant under the Lease and to remit directly to the landlord all payments of rent and other amounts owing to the landlord pursuant to the terms of the lease. Wasatch Idaho also agrees to perform and comply with all the terms and conditions of the Lease applicable to tenant, all to the same extent as if Wasatch Idaho had been the original tenant under the Lease.

3. Access to Premises. Overton shall have the right to enter the Premises at reasonable times to inspect the Premises.

4. Restriction on Assignments or Subleasing. Wasatch Idaho shall not further sublease or assign all or part of its interest in this Agreement without the prior written consent of Overton and the landlord under the Lease.

5. Surrender. Wasatch Idaho shall, on the last day of the term of the Lease or at any earlier termination of this Agreement, peaceably and quietly surrender and deliver the Premises to Overton and the landlord under the Lease in the same condition as the Premises were in at the commencement of the term of this Agreement, reasonable wear and tear excepted.

6. Ownership of Improvements; Removal of Fixtures and Equipment. Throughout the term of this Agreement, Wasatch Idaho shall hold title to all leasehold improvements made by Wasatch Idaho pursuant to the provisions of this Agreement. Upon expiration or termination of this Agreement, Wasatch Idaho shall have the right to remove from the Premises all equipment and trade fixtures owned by it as long as it repairs any damage caused by such removal and as long as such removal is permitted by the Lease.

7. Partial Invalidity. The invalidity or unenforceability of any portion of this Agreement shall not affect the validity or enforceability of the remainder hereof, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8. Section Headings. The captions which precede the sections of this Agreement are for convenience only and shall in no way affect the manner in which any provision hereof is construed.

9. Entire Agreement; Modifications. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, agreements or understandings. None of the provisions of this Agreement may be altered or modified except through an instrument in writing signed by both parties.

10. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho.

11. Landlord Approval. This Agreement is subject to approval by the landlord under the Lease.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

Overton:

Bajio Corporation LLC

By /s/ Ryan Overton
Ryan Overton
Owner

/s/ Ryan Overton
Ryan Overton, an individual

Wasatch Idaho:

Wasatch Food Services Idaho, Inc.

By /s/ Ben Peay
Ben Peay
President